PGIM Investments LLC

655 Broad Street

Newark, New Jersey 07102

June 6, 2025

The Board of Trustees of The Prudential Series Fund

655 Broad Street

Newark, New Jersey 07102

Re: Contractual Fee Waivers for The Prudential Series Fund

Dear Trustees:

PGIM Investments LLC (the "Manager") hereby agrees to cap expenses / reimburse certain expenses and/or waive a portion of its investment management fee as more particularly described and set forth for the Portfolios of The Prudential Series Fund (the “Trust”), as listed on Exhibit A attached hereto.

Very truly yours,

PGIM Investments LLC

By: /s/ Kenneth Allen

Name: Kenneth Allen

Title: Senior Vice President

Exhibit A

PSF PGIM Laddered Allocation S&P 500 Buffer 12 Portfolio: The Manager has contractually agreed to waive a portion of its investment management fee equal to the amount of acquired expenses as a result of investment in the affiliated Underlying ETFs. The Manager has also contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s investment management fee (after management fee waiver) and other expenses (exclusive, in all cases of distribution and /or service (12b-1) fees, interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses),extraordinary expenses, acquired fund fees and expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 0.60% of the Portfolio’s average daily net assets through June 30, 2027. Where applicable, the Manager agrees to waive management fees or shared operating expenses on any share class to the same extent it waives such expenses on any other share class. Expenses waived/reimbursed by the Manager for the purpose of preventing the expenses from exceeding a certain expense ratio limit may be recouped by the Manager within the same fiscal year during which such waiver/reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the waiver/reimbursement and/or recoupment for that fiscal year, as applicable. These arrangements may not be terminated or modified prior to June 30, 2027 without the prior approval of the Trust’s Board of Trustees.

PSF PGIM Laddered Allocation S&P 500 Buffer 20 Portfolio: The Manager has contractually agreed to waive a portion of its investment management fee equal to the amount of acquired expenses as a result of investment in the affiliated Underlying ETFs. The Manager has also contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s investment management fee (after management fee waiver) and other expenses (exclusive, in all cases of distribution and/or service (12b-1)fees, interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), extraordinary expenses, acquired fund fees and expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 0.60% of the Portfolio’s average daily net assets through June 30, 2027. Where applicable, the Manager agrees to waive management fees or shared operating expenses on any share class to the same extent it waives such expenses on any other share class. Expenses waived/reimbursed by the Manager for the purpose of preventing the expenses from exceeding a certain expense ratio limit may be recouped by the Manager within the same fiscal year during which such waiver/reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the waiver/reimbursement and/or recoupment for that fiscal year, as applicable. These arrangements may not be terminated or modified prior to June 30, 2027 without the prior approval of the Trust’s Board of Trustees.

PSF PGIM Ballast Portfolio: The Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s investment management fee plus other expenses (exclusive, in all cases of distribution and/or service (12b-1) fees, interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), extraordinary expenses, acquired fund fees and expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 0.70% of the Portfolio’s average daily net assets through June 30, 2027. Where applicable, the Manager agrees to waive management fees or shared operating expenses on any share class to the same extent it waives such expenses on any other share class. Expenses waived/reimbursed by the Manager for the purpose of preventing the expenses from exceeding a certain expense ratio limit may be recouped by the Manager within the same fiscal year during which such waiver/reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the waiver/reimbursement and/or recoupment for that fiscal year, as applicable. These arrangements may not be terminated or modified without the prior approval of the Trust’s Board of Trustees.